October 9, 2005

Contract

Between

Mike Shank Racing and Quantex Capital Corporation

This agreement is executed by and between Michael Shank Racing Services Inc. hereinafter referred to as “Mike Shank Racing” hereby duly represented by Michael Shank and Quantex Capital Corporation. hereinafter referred to as “Quantex” and duly represented by Evan Baergen.

The Team and Quantex Capital Corporation declare their domiciles as:

Michael Shank Racing Services Inc.
167 Cypress St.
Reynoldsburg, Ohio
43068

Quantex Capital Corporation
Suite 205 – 4840 Delta Street
Delta, B.C. V4R 2T6

Funding Arrangements

  Quantex Capital Corporation to provide $350,000USD to Mike Shank Racing as the operator for Graydon Elliott Motorsports.
    Quantex Capital Corporation Terms: Quantex Capital Corporation to wire transfer 11 equal payments of $31,818.66USD to the bank account of Mike Shank Racing on January 5, 2006 until November 5, 2006

Livery

  Graydon Elliott Management Corp to be the Primary sponsor with the substantial portion of the car and predominant colors to be in the choice of Graydon Elliott Management Corp.
  Team name to be Graydon Elliott Fusion Racing with MSR.
  Graydon Elliott Fusion Racing with MSR to create new logos and branding for 2006 season.
  Mears Transportation Group to be provided space on the car as per Appendix “A”. The letter “A” on the car designated for Mears Transportation Group.
  Quantex Capital Corporation to be provided space on the car as per Appendix “A”. The letters “C” and “G” will denote the spots on the car designated for Quantex Capital Corporation.
  It is anticipated that HD Studios will be providing the $75,000 for Rodney Gelineau as described under funding arrangements. If this comes to fruition, Letter “B” and “D” in Appendix “A”
  Additional Sponsors to allocate space based on letter’s “E”, “H”, and “F”.
  The back wing will be left open for Charity and Sponsorship promotion as decided by Graydon Elliott Fusion Racing with MSR.

Operations

  Graydon Elliott Fusion Racing with MSR to engage Mike Shank Racing as the operator for Graydon Elliott Fusion Racing with MSR.
  As part of Mears Transportation Group contribution, Paul Mears will be available to drive in the following races:
    24 Hours of Daytona, Jan 26-28
    Watkins Glen (6hr), June 2-3
    Miller Motorsports Park (9hr), Aug 31 – Sept 2
    Homestead-Miami Speedway, March 23-25
    Daytona Int Speedway, June 29
    Watkins Glen, August 10
  As part of Mears Transportation Group contribution, Paul Mears to provide car and use of spares associated with the operating team.
  Budget and use of proceeds above budget to be approved by Graydon Elliott Fusion Racing with MSR.
Date: Oct 21, 2005	Date: ____________________________

/s/ Evan Baergen	/s/ Michael Shank
Evan Baergen	Michael Shank
CEO, Quantex Capital Corp	President, Mike Shank Racing Services
Inc.

Appendix A

Livery

A = Mears Motor Coach areas
C & G =Quantex
B & D = HD Studios
E, F&H= Sponsor locations for $75,000+ packages
(for Mike S, Kenny W and Mike B)

Rear wing open for
charity & sponsor
promotion

GraydonElliott.com
D
D
A
C
E
ONTIAC
F
A
6
G
G
A
H
B
6 GraydonElliott
CAPITAL
Hoosier